Exhibit 11



                 Statement of Computation of Per Share Earnings


         Set forth below are the bases for the computation of earnings per share for the periods shown.



                                               Six Months Ended                    Three Months Ended
                                                   June 30,                              June 30
                                         -----------------------------    --------------------------------------
Earnings Per Common Share                     2003           2002            2003                2002
                                         --------------- -------------    ------------ -------------------------
     Basic                                $     0.56     $     0.31       $     0.22         $     0.18
     Average Shares Outstanding            2,901,968      2,895,207        2,905,222          2,895,396
     Diluted                              $     0.52     $     0.29       $     0.20         $     0.17
     Average Shares Outstanding
   (including dilutive effect of
   options and warrants)                   3,133,176      3,093,748        3,131,186          3,074,450